          Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-127946, 333-199337  (on Form S-8), and 333-182078 (on Form S-3) of Utah Medical Products, Inc. of our audit reports dated 25 March, 2022, on the financial statements of Femcare Group Limited, which reports appear in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended 31 December 2021 and 2020.

Nortons Assurance Limited

Chartered Accountants and Statutory Auditor

Reading

United Kingdom